UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 2, 2017

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

Settlement Agreements

On February 6, 2017, FXCM Inc. (the “Company”) announced simultaneous regulatory settlements with the National Futures Association (the “NFA”) and the Commodity Futures Trading Commission (“CFTC”) against its U.S. subsidiary, Forex Capital Markets LLC, FXCM Holdings, LLC (“Holdings”) and certain of its principals. The named FXCM entities and principals neither admit nor deny the allegations associated with the settlements. The NFA settlement has no monetary fine, and the CFTC settlement includes a $7 million fine.

Pursuant to the settlement agreements, the Company will be withdrawing from business in the United States. Withdrawing from this business will free capital that will be used to repay a portion of the outstanding loan from Leucadia National Corporation (“Leucadia”) to the Company. Proceeds from the account sale also would be used to repay the loan from Leucadia.

Amendment to Management Agreement

On February 2, 2017, each of FXCM Group, LLC (“Group”), FXCM Holdings, LLC, and LUK-FX Holdings, LLC (“Leucadia”) entered into Amendment No. 1 to the Management Agreement of FXCM Group, LLC (the “Management Agreement Amendment”), which amended that certain Management Agreement between FXCM Holdings, LLC and FXCM Group, LLC, dated as of September 1, 2016 (the “Management Agreement”), which was disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2016.

Pursuant to the Management Agreement Amendment, the Management Agreement was modified to provide Board Members (as defined therein) with certain rights of termination. Specifically, the Management Agreement Amendment specifies that the Management Agreement may now be terminated by a vote of at least three (3) members of the Group Board after the occurrence of certain events, including a change of control.

Acknowledgment Regarding Bonus Plan

On February 2, 2017, Group and Leucadia also entered into an acknowledgment (the “Acknowledgment”), as it relates to that certain FXCM Group, LLC 2016 Incentive Bonus Plan for Founders and Executives, effective September 1, 2016 (the “Plan”), which was disclosed in the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2016.

Pursuant to the Acknowledgment, each of the Group and Leucadia agreed that, notwithstanding anything to the contrary in the Plan, Leucadia may terminate the Plan on behalf of Group at any time and for any reason in its sole discretion.

Item 2.02    Results of Operations and Financial Condition

The settlement referred to under Item 1.01 will be reflected in the Company’s results for the year ended December 31, 2016. The restructuring referred to under Item 2.05 will be reflected in the Company’s results for the three months ended March 31, 2017 . The Company’s U.S. business had unaudited 2016 net revenues of approximately $48 million and generated an EBITDA loss, but the costs associated with the business will not be transferring to GAIN. Withdrawing from this business will free approximately $52 million in capital.

A copy of the press release announcing the settlements with the NFA and the CFTC are furnished herewith as Exhibit 99.1.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing or document.

Item 2.05    Costs Associated with Exit or Disposal Activities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.05.

In connection with its withdrawal from business in the United States pursuant to the settlement agreements with the NFA and the CFTC, the Company intends to implement a restructuring plan that includes the termination of approximately 150 employees, which represents approximately 18% of its global workforce. The Company expects to recognize most of these pre-tax restructuring charges in the three months ending March 31, 2017 and potentially in subsequent quarters.

Amounts related to this action are still being calculated and will be provided via an amendment to this Current Report on Form 8-K. Additional details will be provided in the Company’s Form 10-K for the year ended December 31, 2016.

Item 5.02    Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 1.01 above is hereby incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

A copy of the press release announcing the settlements with the NFA and the CFTC are furnished herewith as Exhibit 99.1. The Company also announced in the Press Release that it has signed a non-binding letter of intent with GAIN Capital Holdings, Inc. (“GAIN”) under which GAIN would purchase FXCM’s U.S. customer accounts.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None
(d)	Exhibits: Press Release dated February 6, 2017

Exhibit No.	Exhibit Description

99.1*	Press Release dated February 6, 2017

*      Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

By:	/s/ David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date:  February 6, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated as of February 6, 2017